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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-83665) of our report dated July 14, 1999, except as to Note 11, which is as of September 9, 1999, relating to the financial statements of Silicon Image, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


San Jose, California
September 29, 1999